VOTING TRUST OF THE HOLDERS OF SERIES B PREFERRED STOCK
                                       OF
                               POWERED CORPORATION

     This Voting Trust of the Holders of Series B Preferred Stock of Powered Corporation (the "Series B Preferred Stock") is entered into and effective as of January 12, 2007 by and among all of the beneficial holders (the "Holders") of the Series B Preferred Stock and Powered Corporation.

     Whereas it is in the best interest of the undersigned Holders, being all of the holders of the Series B Preferred Stock of Powered Corporation, a Texas corporation, and Powered Corporation to establish a voting trust of the Holders for purposes of voting the Series B Preferred Stock.

Therefore it is agreed:

1. This Voting Trust (VT) shall expire at 11:59 PM CST on December 31,2099 if not sooner terminated by unanimous vote by the Holders herein. The Holders hereby grant all of their voting power in the Series B Preferred Stock to this Voting Trust until this Voting Trust expires. The voting power of the class of Series B Preferred Stock shall be vested in the PRIMARY VT SECRETARY until expiration, subject to the following terms and conditions.

2. The Holders shall initially consist of Jalal Afghani, Khalid Al-Sunaid, James Jeffrey and John Malone with each having an equal share of the Series B Preferred Stock. The PRIMARY VT SECRETARY is James Jeffrey. The SECONDARY VT SECRETARY is Jalal Alghani.

3. The holders shall promptly communicate and conference with the PRIMARY VT SECRETARY at least 24 hours before a shareholder vote is to he taken (the "Communication and Conference") by which the holder shall disclose to the PRIMARY VT SECRETARY how the holder intends to vote his Series B Preferred Stock on each matter to be voted on. Any holder not availing himself of a Communication and Conference shall by such NON-AVAILANCE automatically grant his voting power for those particular voting matters in the Series B Preferred Stock to the PRIMARY VT SECRETARY.

4. The PRIMARY VT SECRETARY shall be present in person, or electronically if permitted, or by proxy at all shareholder meetings and the PRIMARY VT SECRETARY shall do nothing to prevent a quorum. If it appears to the PRIMARY VT SECRETARY that it is the intention of all of the holders to vote all of their Series B Preferred Stock the same way, then the PRIMARY VT SECRETARY shall vote the Series B Preferred stock in that way, or, deliver a proxy for such a vote.


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5.   If it appears to the PRIMARY VT SECRETARY that it is the intention of holders of a simple majority of the Series B Preferred Stock to vote in a certain way, then the PRIMARY VT SECRETARY shall vote all of the Series B Preferred stock in that way, or, deliver a proxy for such a vole.

6. If it appears to the PRIMARY VT SECRETARY that there is an intention by holders to vote which does not meet the requirements of either paragraph 4 or 5 above, then the PRIMARY VT SECRETARY AND THE SECONDARY VT SECRETARY may together unanimously decide how the Series B Preferred stock shall be voted, and the PRIMARY VT SECRETARY shall so vote the Series B Preferred Stock that way, or, deliver a proxy for such a vote. If the PRIMARY VT SECRETARY or SECONDARY VT SECRETARY reach an impasse, then the Series B Preferred Stock shall abstain from voting, or, deliver a proxy for such an abstention.

7. Succession list for PRIMARY VT SECRETARY. Upon a vacancy in the office of PRIMARY VT SECRETARY, the following person in the following order of preference shall be the PRIMARY VT SECRETARY: Seth Jeffrey; Megan (Jeffrey) Joyner; Nadia Alghani; the oldest of the grandchildren of James Jeffrey; the oldest of the grandchildren of Jalal Alghani; the oldest of the great-grandchildren of James Jeffrey; the oldest of the great-grandchildren of Jalal Alghani. This list of persons shall continue to be used each time there is a vacancy in the office of PRIMARY VT SECRETARY. The minimum age of the PRIMARY VT SECRETARY shall be 25 years. If none of the above persons are available to serve as the PRIMARY VT SECRETARY then the holders of Series B Preferred Stock may elect the new PRIMARY VT SECRETARY.

8. Succession list for SECONDARY VT SECRETARY. Upon a vacancy in the office of SECONDARY VT SECRETARY, the following person in the following order of preference shall be appointed as the SECONDARY VT SECRETARY: Nadia Alghani; Seth Jeffrey; Megan (Jeffrey) Joyner; the oldest of the grandchildren of Jalal Alghani; the oldest of the grandchildren of James Jeffrey; the oldest of the great-grandchildren of Jalal Alghani; the oldest of the great-grandchildren of James Jeffrey. This list of persons shall continue to be used each time there is a vacancy in the office of SECONDARY VT SECRETARY. The minimum age of the SECONDARY VT SECRETARY shall be 25 years. If none of the above persons are available to serve as the SECONDARY VT SECRETARY then the holders of Series B Preferred Stock may elect the new SECONDARY VT SECRETARY.

9. Succession list for Khalid Al-Sunaid. Upon a vacancy of Khalid Al-Sunaid as a Holder of the Class B Preferred stock, the following person in the following order of preference shall be appointed as the new holder of shares: Sami Al-Sunaid; the oldest of the children of Khalid Al-Sunaid, the oldest of the grandchildren of Khalid Al-Sunaid; the oldest of the great-grandchildren of Khalid Al-Sunaid; the oldest of the children of Sami Al-Sunaid; the oldest of the Grandchildren of Sami


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     Al-Sunaid. This list of persons shall continue to be used each time there is a vacancy of the Holder of the Class B Preferred stock previously held by Khalid Al-Sunaid. The minimum age of the holder shall be 25 years. If none of the above persons are available to serve as the Holder then the holders of Series B Preferred Stock may elect the new Holder of the Class B Preferred shares previously held by Khalid Al-Sunaid.

10. Succession list for John Malone. Upon a vacancy of John Malone as a Holder of the Class B Preferred stock, the following person in the following order of preference shall be appointed as the new holder of shares: Seth Jeffrey; Nadia Alghani; Megan (Jeffrey) Joyner; the oldest of the grandchildren of James Jeffrey; the oldest of the grandchildren of Jalal Alghani; the oldest of the great-grandchildren of James Jeffrey; the oldest of the great-grandchildren of Jalal Alghani. This list of persons shall continue to be used each time there is a vacancy of the Holder of the Class B Preferred stock previously held by John Malone. The minimum age of the holder shall be 25 years. If none of the above persons are available to serve as the Holder then the holders of Series B Preferred Stock may elect the new Holder of the Class B Preferred shares previously held by John Malone.

11. If a PRIMARY VT SECRETARY or SECONDARY VT SECRETARY is not an executive officer or director of Powered Corporation for any portion of a calendar year, then Powered shall compensate such TRUSTEE in the amount of $50,000 plus reasonable direct expenses for each such year or any other amount unanimously determined by the Holders.

12. The expenses related to the operation of this Voting Trust shall be the direct obligation of Powered Corporation.

13. Notwithstanding the above, the Holders of the class of Series B Preferred Stock may unanimously vote to remove a PRIMARY VT SECRETARY, a SECONDARY VT SECRETARY and/or any other Holder and, upon such unanimous vote, such PRIMARY VT SECRETARY, SECONDARY VT SECRETARY and/or any other Holder shall automatically be removed from office and a vacancy shall have been created in such position(s). In the case of removal from office, such PRIMARY VT SECRETARY, SECONDARY VT SECRETARY and/or Holder shall also be permanently removed from all succession lists herein and shall never hold such office again. In addition, no person shall hold more than one position of VT Secretary at any time. There shall be four different Holders of the Series B Preferred Stock at all times.

14. Notwithstanding anything to the contrary above, Jalal Afghani, Khalid Al-Sunaid and James Jeffrey agree to vote their shares in favor of each other's position as a Holder of Class B Preferred shares at all times.


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Agreed and effective on the date first written above:


/S/ James Jeffrey                       /s/ Jalal Alghani
----------------------------------      ----------------------------------------
James Jeffrey                           Jalal Alghani


/s/ John Malone                         /s/ Khalid Al-Sunaid
----------------------------------      ----------------------------------------
John Malone                             Khalid Al-Sunaid

==================================

For the purposes of Section 10 and 11 herein only:

/s/ Jalal Alghani                       /s/ James Jeffrey
----------------------------------      ----------------------------------------
Jalal Alghani                           James Jeffrey
Co-Chairman, Powered Corporation        Co-Chairman, Powered Corporation


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